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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

              Date of Report (Date of earliest event reported):
                              September 25, 2002


                      LORAL SPACE & COMMUNICATIONS LTD.
            (Exact name of registrant as specified in its charter)

Islands of Bermuda                1-14180                       13-3867424
(State or other                 (Commission                  (IRS Employer
jurisdiction of                File Number)                        Number)
Identification
incorporation)

                         c/o Loral SpaceCom Corporation
                   600 Third Avenue, New York, New York 10016
             (Address of principal executive offices) (Zip Code)


             Registrant's telephone number, including area code:
                                 (212) 697-1105
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Item 5. Other Events.

            On September 25, 2002, Loral Space & Communications Ltd. ("Loral"), announced that it has amended certain terms of the exchange offer (the "Exchange Offer") for all outstanding shares of its 6% Series C Convertible Redeemable Preferred Stock due 2006 (the "Series C Preferred Stock") and its 6% Series D Convertible Redeemable Preferred Stock due 2007 (the "Series D Preferred Stock" and together with the Series C Preferred Stock, the "Preferred Stock") as commenced on August 27, 2002. Under the revised terms of the Exchange Offer, each share of Series C Preferred Stock and each share of Series D Preferred Stock may be exchanged by its holder for $1.92 in cash and 6.54 shares of Loral common stock, par value $.01 per share. Furthermore, Loral has eliminated the condition to the Exchange Offer requiring that at least 5,737,931 shares of Preferred Stock (without regard to series) shall be tendered and not withdrawn prior to the expiration of the Exchange Offer. The expiration date of the exchange offer has been extended to 11:59 p.m., New York City time, on October 8, 2002, unless extended.

Item 7. Financial Statements, Pro Forma Financial Information and
        Exhibits.

      (c)   Exhibits

Exhibit 99.1 Supplement No. 1 to Exchange Offer, dated September 25, 2002, relating to the Series C Preferred Stock and the Series D Preferred Stock (incorporated herein by reference to exhibit (a)
               (1)(A)(i) of Amendment No. 2 to the Schedule TO of Loral Space
               & Communications Ltd., filed with the Securities and Exchange Commission on September 25, 2002).


Exhibit 99.2 Text of Press Release, dated September 25, 2002 (incorporated herein by reference to Exhibit (a)(1)(H) of Amendment No. 2 to the Schedule TO of Loral Space & Communications Ltd., filed with the Securities & Exchange Commission on September 25, 2002).
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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Loral Space & Communications Ltd.

                                    By:  /s/ Janet T. Yeung
                                       ---------------------------------
                                    Name:  Janet T. Yeung
                                    Title:  Vice President and
                                    Assistant Secretary

Date:  September 25, 2002